EXHIBIT 99.1

UFP Technologies Acquires UNIPEC and TPI to Expand Film and Thermoplastic Molding Capabilities

NEWBURYPORT, Mass., July 17, 2025 (GLOBE NEWSWIRE) -- UFP Technologies, Inc. (Nasdaq: UFPT), a designer and custom manufacturer of comprehensive solutions for medical devices, sterile packaging, and other highly engineered custom products, today announced the acquisitions of Universal Plastics & Engineering Company, Inc. (“UNIPEC”) and Techno Plastics Industries, Inc. (“TPI”). These transactions further expand UFP’s capabilities in tight tolerance film components and thermoplastic molding for the medical device market.

UNIPEC, headquartered in Rockville, Maryland, develops and manufactures precision thermoformed and heat-sealed polymer components used primarily for shielding batteries in Class III implantable medical devices. The company is an excellent strategic fit with UFP’s Welch Fluorocarbon operation, enhancing its thin film platform and increasing production scale for demanding implantable applications.

“We are excited to welcome UNIPEC to our growing portfolio of high-performance film solutions,” said R. Jeffrey Bailly, Chairman and CEO of UFP Technologies. “Their expertise in tight tolerance molding of specialty EMI shielding materials adds further strength to our implantable device offerings and complements Welch Fluorocarbon’s core capabilities.”

TPI, based in Anasco, Puerto Rico, is a specialty manufacturer of precision thermoplastic injection-molded components. “TPI brings deep expertise in engineering, tooling, and molding of medical device components and services a number of existing UFP clients – expanding on our commitment to create more value for our customers by adding complementary technologies to meet more of their needs,” explained Bailly.

“TPI is a strong strategic fit that bolsters our thermoplastic molding capabilities. They are strategically located near our DAS business in the Dominican Republic that utilizes a number of injection molded components in our robotic assisted surgery drape solutions,” said Bailly.

“These acquisitions further our strategy of expanding capabilities in high-growth, high-barrier sectors of the medical device market,” added Bailly. “Each company brings unique technologies, strong leadership, and deep application knowledge that will strengthen our partnerships with leading medical device OEMs.”

Transaction Financial Highlights

  UNIPEC has approximately $5 million in revenue and $2 million in EBITDA.
  TPI has approximately $10 million in revenue and $1 million in EBITDA.
  The transactions were financed with available cash and borrowings under UFP’s existing credit facility.

About UFP Technologies, Inc.

UFP Technologies is a designer and custom manufacturer of comprehensive solutions for medical devices, sterile packaging, and other highly engineered custom products. UFP is an important link in the medical device supply chain and a valued outsource partner to most of the top medical device manufacturers in the world. The Company’s single-use and single-patient devices and components are used in a wide range of medical devices and packaging for minimally invasive surgery, infection prevention, wound care, wearables, orthopedic soft goods, and orthopedic implants.

Forward Looking Statements

This press release contains statements relating to expected financial performance and/or future business prospects, events, and plans that are forward-looking statements. Such statements include but are not limited to: the anticipated effects on us of acquiring UNIPEC and TPI; anticipated trends in the different markets in which we compete and expectations regarding customer demand; expectations regarding our business opportunities; and statements about our growth potential and strategies for growth. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could adversely affect our business and prospects, and otherwise cause actual results to differ materially from those anticipated by such forward-looking statements, including the risks that the Company will not realize the anticipated benefits of the acquisition of UNIPEC and TPI due to the inability of the Company to execute its business strategy, UNIPEC and TPI integration strategy or otherwise as well as other risks and uncertainties that are detailed in the documents we file with the SEC. Accordingly, actual results may differ materially. Readers are referred to the documents we file with the SEC, specifically the last report on Form 10-K. The forward-looking statements contained herein speak only of our expectations as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact: Ron Lataille
978-234-0926, rlataille@ufpt.com
www.ufpt.com